LIVE NATION ENTERTAINMENT REPORTS FOURTH QUARTER & FULL YEAR 2021 RESULTS

2021 Highlights: All Divisions Back on Growth Trajectory
•Full Year Operating Income Improved $1.2 billion and AOI Up $1.3 billion (vs 2020)
•35 Million Fans Attended Concerts; Average Per-Fan Revenue Up Double-Digits (vs 2019)
•Ticketing Delivers Best Quarter Ever, with Huge Demand Driving Q4 Operating Income Up 118%, AOI Up 62%, and transacted GTV Up 20% (vs Q4 2019)
•Sponsorship Q4 Operating Income Up 37% and AOI Up 39% (vs Q4 2019)

2022 Outlook: Strong Supply and Demand Point to Record Year Ahead
•Event-Related Deferred Revenue of $2.3 billion—Almost Double Year-End 2019
•Confirmed Show Bookings and Ticket Sales Up Double-Digits Across Major Venues
•45 Million Tickets Already Sold for 2022 Shows, with Pricing on Top 10 Tours Up Over 20% (vs 2019)
•Sponsorship Commitments Up Double-Digits Relative to 2019, Already Over 80% Sold For Year

LOS ANGELES – February 23, 2022 – Live Nation Entertainment, Inc. (NYSE: LYV) today released financial results for the quarter and full year ended December 31, 2021.
The past two years have only reinforced the power of live music, and it’s been great to see artists and fans reconnecting at scale around the world.
Over the course of 2021, we saw the strength of live events. The year started in the midst of the pandemic, but by summer fans were returning to shows, and by the end of the year, we had a record pipeline of concerts, ticket sales and advertising commitments for 2022.
Momentum continued in the fourth quarter
Restarting our concerts business in the second half of the year, we put on over 17 thousand concerts for 35 million fans in 2021, mainly in our U.S. and U.K. markets. In the final five months of the year, in the U.S. and U.K., we had over 15 million fans attend our outdoor events – festivals, stadiums, and amphitheaters – nearly 25% higher than during the same period in 2019.
Through the ramp up, we saw demand driven price increases, particularly with platinum and other front of the house ticket pricing. Fans continue to seek the best tickets, and the ongoing rapid growth of the secondary market indicates there’s more room to grow.

Fans on-site also continued spending more, with average per fan revenue up double-digits for the year relative to 2019 levels, across each of amphitheaters, festivals and theaters and clubs.
And as shows came back, so did the desire of brands to connect to our fans. As a result, sponsorship and advertising operating income and AOI was roughly the same for the second half of 2021 as it was in 2019, which was a record level. This interest came from a mix of expanding long-term relationships with brands like Bacardi, Heineken and O2, as well as adding new brand partners including Coinbase, Hulu and Cinch.
Our ticketing business had the dual benefit of strong ticket sales for events in 2021, while also being the first of our businesses to benefit from our 2022 pipeline.
Ticket sales were at a record pace across every metric with October, November and December being our top three months ever for ticketing gross transaction value, excluding refunded tickets. And the fourth quarter and second half of the year also set records for a quarter and six-month periods.
At the same time, we continued to reorganize our business globally and improve our operations, establishing a more nimble and lower cost company.
Looking to 2022 and beyond
With the strength in ticket sales, not surprisingly, we are seeing every leading indicator for 2022 up relative to 2019, reinforcing our confidence that we will have a record year in 2022 that sets us up for growth over the next several years.
Helping accelerate our growth this year is the acquisition of OCESA, which gives us immediate scale in Mexico and establishes another path into the broader Latin American market.
Looking at the leading indicators, starting with confirmed show count through February, we are up 30% relative to 2019 across our large venue shows, for stadium, amphitheater, arena and festival events.
Then for concert ticket sales, through mid-February we have sold 45 million tickets for shows this year, up 45% from this point in 2019. We already have eight artists who have sold over 500 thousand tickets for their tours this year, including Bad Bunny, Dua Lipa and Billie Eilish.
And fans are coming to the shows - our most recent data over the past month indicates no-show rates at our concerts in the U.S. are back to 2019 levels, eliminating any lingering questions on the resiliency of fan demand.
Along with our fan growth, we continue building the portfolio of venues we operate, now at 320 globally, as we net added 31 additional venues in 2021, approximately half of which came through the OCESA acquisition.

Building our venue portfolio enables us to more rapidly grow our show count and fan base in 2022, and over the next few years, and positions us to drive on-site spending more widely and provide additional assets to brand partners.
Our sponsorship and advertising pipeline is similarly setting up for a strong 2022, up double-digits through mid-February relative to 2019, with over 80% of our planned revenue for the year committed.
Taking this strong pipeline and combining it with our more efficient cost structure, I expect 2022 to deliver record financial performance overall and for each division.
The two year wait for artists and fans is over. Never have the tailwinds to our business been so strong, and I believe this is just the start of what will be the strongest multi-year period ever for the concert industry.
Michael Rapino
President and Chief Executive Officer
Live Nation Entertainment, Inc.

The company will webcast a teleconference today at 2:00 p.m. Pacific Time to discuss its financial performance, operational matters and potentially other material developments. Interested parties should visit the “News / Events” section of the company’s website at investors.livenationentertainment.com to listen to the webcast. Supplemental statistical and financial information to be provided on the call, if any, will be posted to the “Financial Info” section of the website. A replay of the webcast will also be available on the Live Nation website.

Notice Regarding Financial Statements
The company has provided certain financial statements at the end of this press release for reference. These financial statements should be read in conjunction with the full financial statements, and the notes thereto, set forth in the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission today and available on the SEC’s website at sec.gov.

About Live Nation Entertainment:
Live Nation Entertainment, Inc. (NYSE: LYV) is the world’s leading live entertainment company comprised of global market leaders: Ticketmaster, Live Nation Concerts, and Live Nation Media & Sponsorship. For additional information, visit investors.livenationentertainment.com.

Investor Contact:	Media Contact:
Amy Yong	Kaitlyn Henrich
IR@livenation.com	Media@livenation.com
(310) 867-7143

FINANCIAL HIGHLIGHTS – FOURTH QUARTER
(unaudited; $ in millions)

	Q4 2021 Reported	Q4 2020 Reported	Growth	Q4 2021 Constant Currency	Growth at Constant Currency
Revenue
Concerts	$2,044.2	$178.4	*	$2,045.6	*
Ticketing	487.7	10.9	*	487.9	*
Sponsorship & Advertising	170.3	47.1	*	171.2	*
Other and Eliminations	1.0	0.9	*	1.0	*
	$2,703.2	$237.3	*	$2,705.7	*

Operating Income (Loss)
Concerts	$(294.0)	$(236.4)	(24%)	$(296.2)	(25%)
Ticketing	132.9	(131.5)	*	132.2	*
Sponsorship & Advertising	100.5	4.1	*	101.0	*
Other and Eliminations	0.4	(0.4)	*	0.4	*
Corporate	(64.3)	(23.8)	*	(64.3)	*
	$(124.5)	$(388.0)	68%	$(126.9)	67%

Adjusted Operating Income (Loss)
Concerts	$(122.3)	$(166.7)	27%	$(123.1)	26%
Ticketing	212.1	(73.7)	*	211.5	*
Sponsorship & Advertising	114.5	14.2	*	115.0	*
Other and Eliminations	(2.3)	(1.8)	*	(2.3)	*
Corporate	(41.7)	(16.3)	*	(41.7)	*
	$160.3	$(244.3)	*	$159.4	*

* percentages are not meaningful

FINANCIAL HIGHLIGHTS – 12 MONTHS
(unaudited; $ in millions)

	12 Months 2021 Reported	12 Months 2020 Reported	Growth	12 Months 2021 Constant Currency	Growth at Constant Currency
Revenue
Concerts	$4,722.2	$1,468.4	*	$4,688.3	*
Ticketing	1,134.3	188.4	*	1,127.3	*
Sponsorship & Advertising	411.9	203.7	*	408.8	*
Other and Eliminations	0.1	0.7	*	0.1	*
	$6,268.5	$1,861.2	*	$6,224.5	*

Operating Income (Loss)
Concerts	$(618.5)	$(959.0)	36%	$(612.8)	36%
Ticketing	170.3	(612.0)	*	175.6	*
Sponsorship & Advertising	202.2	44.9	*	200.4	*
Other and Eliminations	0.2	(13.5)	*	0.2	*
Corporate	(172.1)	(113.6)	(51)%	(172.1)	(51)%
	$(417.9)	$(1,653.2)	75%	$(408.7)	75%

Adjusted Operating Income (Loss)
Concerts	$(221.3)	$(638.8)	65%	$(219.8)	66%
Ticketing	420.5	(374.6)	*	421.7	*
Sponsorship & Advertising	242.2	81.9	*	240.4	*
Other and Eliminations	(6.9)	(13.5)	49%	(6.9)	49%
Corporate	(110.6)	(70.9)	(56)%	(110.6)	(56)%
	$323.9	$(1,015.9)	*	$324.8	*

* percentages are not meaningful

•As of December 31, 2021, total cash and cash equivalents were $4.9 billion, which includes $1.3 billion in ticketing client cash and $1.5 billion in free cash. This free cash, along with $569.9 million of available debt capacity, gives the company $2.1 billion of available liquidity. The company believes this level of liquidity will provide it with the runway it needs as more shows returns.
•Event-related deferred revenue was $2.3 billion as of December 31, 2021 compared to $1.5 billion as of December 31, 2020. In addition, the company had long-term deferred revenue of $73.2 million for events scheduled more than one year out as of December 31, 2021.
•For the twelve months ended December 31, 2021, net cash provided by operating activities was $1.8 billion and free cash flow — adjusted was $(113.9) million.
•The company currently expects capital expenditures for the full year to be approximately $375 million in 2022.

KEY OPERATING METRICS
(unaudited)

	2021	2020	2019
	(in thousands except estimated events)
Concerts (1)
Estimated events:
North America	12,004	5,270	28,407
International	5,230	2,847	11,830
Total estimated events	17,234	8,117	40,237
Estimated fans:
North America	26,331	6,075	62,687
International	8,728	5,067	34,967
Total estimated fans	35,059	11,142	97,654
Ticketing (2)
Estimated number of fee-bearing tickets	131,685	31,101	219,975
Estimated number of non-fee-bearing tickets	150,650	88,823	266,750
Total estimated tickets sold	282,335	119,924	486,725

 _________

(1)Events generally represent a single performance by an artist. Fans generally represent the number of people who attend an event. Festivals are counted as one event in the quarter in which the festival begins, but the number of fans is based on the days the fans were present at the festival and thus can be reported across multiple quarters. Events and fan attendance metrics are estimated each quarter.

(2)The fee-bearing tickets estimated above include primary and secondary tickets that are sold using our Ticketmaster systems or that we issue through affiliates. This metric includes primary tickets sold during the period regardless of event timing, except for our own events where our concert promoters control ticketing which are reported when the events occur. The non-fee-bearing tickets estimated above include primary tickets sold using our Ticketmaster systems, through season seat packages and our venue clients’ box offices, along with tickets sold on our “do it yourself” platform. These ticketing metrics are net of any refunds requested and any cancellations that occurred during the period and up to the time of reporting of these consolidated financial statements. Fee-bearing tickets sold above are net of refunds of 21.0 million and 27.3 million tickets for the years ended December 31, 2021 and 2020, respectively.

Reconciliation of Certain Non-GAAP Measures to Their Most Directly Comparable GAAP Measures (Unaudited)

Reconciliation of Free Cash Flow — Adjusted to Net Cash Provided by (Used in) Operating Activities

($ in millions)	Q4 2021	Q4 2020
Net cash provided by (used in) operating activities	$755.9	$(126.5)
Less: Changes in operating assets and liabilities (working capital)	(682.2)	(200.4)
Free cash flow from earnings	$73.7	$(326.9)
Less: Maintenance capital expenditures	(30.9)	(9.1)
Distributions to noncontrolling interests	(26.8)	(10.1)
Free cash flow — adjusted	$16.0	$(346.1)

Net cash provided by (used in) investing activities	$(455.2)	$0.4

Net cash used in financing activities	$(51.0)	$(11.5)

($ in millions)	12 Months 2021	12 Months 2020
Net cash provided by (used in) operating activities	$1,780.6	$(1,083.4)
Less: Changes in operating assets and liabilities (working capital)	(1,774.0)	(79.5)
Free cash flow from earnings	$6.6	$(1,162.9)
Less: Maintenance capital expenditures	(68.1)	(65.1)
Distributions to noncontrolling interests	(52.4)	(41.6)
Free cash flow — adjusted	$(113.9)	$(1,269.6)

Net cash used in investing activities	$(567.0)	$(224.1)

Net cash provided by financing activities	$1,171.3	$1,350.1

Reconciliation of Free Cash to Cash and Cash Equivalents

($ in millions)	December 31, 2021
Cash and cash equivalents	$4,884.7
Client cash	(1,344.0)
Deferred revenue — event-related	(2,323.1)
Accrued artist fees	(26.2)
Collections on behalf of others	(83.4)
Prepaid expenses — event-related	381.4
Free cash	$1,489.4

Forward-Looking Statements, Non-GAAP Financial Measures and Reconciliations:
Certain statements in this press release, including the Supplemental Information that follows, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to statements regarding the company’s belief that the ongoing rapid growth of the secondary ticketing market indicates there are more opportunities in ticket pricing; the company’s confidence that it will have a record year in 2022, with record financial performance overall and for each division expected, setting the company up for growth over the next several years; the company’s pipeline of concerts, ticket sales and sponsorship and advertising commitments for 2022; the anticipated impact of the acquisition of OCESA on the company’s growth prospects; the company’s belief that building its venue portfolio enables it to more rapidly grow its show count and fan base in 2022, and over the next few years, and positions it to drive on-site spending while also providing additional assets to its brand partners; the company’s belief that the current period marks the start of what will be the strongest multi-year period ever for the concert industry; the company’s belief that its current level of liquidity will provide it with the runway it needs as more shows return; and the company’s current expectations for capital expenditures for 2022. Live Nation wishes to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to operational challenges in achieving strategic objectives and executing on the company's plans, the risk that the company's markets do not evolve as anticipated, the potential impact of any economic slowdown and operational challenges associated with selling tickets and staging events.
Live Nation refers you to the documents it files from time to time with the U.S. Securities and Exchange Commission, or SEC, specifically the section titled “Item 1A. Risk Factors” of the company’s most recent Annual Report filed on Form 10-K, and Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in the company’s projections or forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date on which they are made. All subsequent written and oral forward-looking statements by or concerning Live Nation are expressly qualified in their entirety by the cautionary statements above. Live Nation does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.
This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. A reconciliation of each such measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes that these non-GAAP financial measures provide useful information to investors, is provided herein.
Adjusted Operating Income (Loss), or AOI, is a non-GAAP financial measure that we define as operating income (loss) before certain stock-based compensation expense, loss (gain) on disposal of operating assets, depreciation and amortization (including goodwill impairment), amortization of non-recoupable ticketing contract advances and acquisition expenses (including transaction costs, changes in the fair value of accrued acquisition-related contingent consideration obligations, and acquisition-related severance and compensation). We use AOI to evaluate the performance of our operating segments. We believe that information about AOI assists investors by allowing them to evaluate changes in the operating results of our portfolio of businesses separate from non-operational factors that affect net income (loss), thus providing insights into both operations and the other factors that affect reported results. AOI is not calculated or presented in accordance with GAAP. A limitation of the use of AOI as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, AOI should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, AOI as presented herein may not be comparable to similarly titled measures of other companies.
Constant Currency is a non-GAAP financial measure. We calculate currency impacts as the difference between current period activity translated using the current period’s currency exchange rates and the comparable prior period’s currency exchange rates. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations.
Free Cash Flow — Adjusted, or FCF, is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities less changes in operating assets and liabilities, less maintenance capital expenditures, less distributions to noncontrolling interest partners. We use FCF among other measures, to evaluate the ability of operations to generate cash that is available for purposes other than maintenance capital expenditures. We believe that information about FCF provides investors with an important perspective on the cash available to service debt, make acquisitions, and for revenue generating capital expenditures. FCF is not calculated or presented in accordance with GAAP. A limitation of the use of FCF as a performance measure is that it does not necessarily represent funds available for operations and is not necessarily a measure of our ability to fund our cash needs. Accordingly, FCF should be considered in addition to, and not as a substitute for, net cash provided by (used in) operating activities and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, FCF as presented herein may not be comparable to similarly titled measures of other companies.
Free Cash is a non-GAAP financial measure that we define as cash and cash equivalents less ticketing-related client funds, less event-related deferred revenue, less accrued expenses due to artists and cash collected on behalf of others, plus event-related prepaids. We use free cash as a proxy for how much cash we have available to, among other things, optionally repay debt balances, make acquisitions and fund revenue generating capital expenditures. Free cash is not calculated or presented in accordance with GAAP. A limitation of the use of free cash as a performance measure is that it does not necessarily represent funds available from operations and it is not necessarily a measure of our ability to fund our cash needs. Accordingly, free cash should be considered in addition to, and not as a substitute for, cash and cash equivalents and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, free cash as presented herein may not be comparable to similarly titled measures of other companies.

Reconciliations of Certain Non-GAAP Measures to Their Most Directly Comparable GAAP Measures (Unaudited)

Reconciliation of Adjusted Operating Income (Loss) to Operating Income (Loss)

($ in millions)	Operating income (loss)	Stock-based compensation expense	Loss (gain) on disposal of operating assets	Depreciation and amortization	Amortization of non-recoupable ticketing contract advances	Acquisition expenses	Adjusted operating income (loss) reported	Foreign exchange impact	Adjusted operating income (loss) constant currency

	Three Months Ended December 31, 2021

Concerts	$(294.0)	$81.8	$(0.2)	$62.6	$—	$27.5	$(122.3)	$(0.8)	$(123.1)
Ticketing	132.9	21.6	—	29.8	27.8	—	212.1	(0.6)	211.5
Sponsorship & Advertising	100.5	7.8	—	6.1	—	0.1	114.5	0.5	115.0
Other & Eliminations	0.4	—	—	—	(2.6)	(0.1)	(2.3)	—	(2.3)
Corporate	(64.3)	18.0	—	4.0	—	0.6	(41.7)	—	(41.7)
Total Live Nation	$(124.5)	$129.2	$(0.2)	$102.5	$25.2	$28.1	$160.3	$(0.9)	$159.4

	Three Months Ended December 31, 2020

Concerts	$(236.4)	$2.4	$(0.4)	$63.9	$—	$3.8	$(166.7)	$—	$(166.7)
Ticketing	(131.5)	2.2	—	44.9	10.5	0.2	(73.7)	—	(73.7)
Sponsorship & Advertising	4.1	1.2	—	8.9	—	—	14.2	—	14.2
Other & Eliminations	(0.4)	—	—	—	(1.4)	—	(1.8)	—	(1.8)
Corporate	(23.8)	4.1	—	2.6	—	0.8	(16.3)	—	(16.3)
Total Live Nation	$(388.0)	$9.9	$(0.4)	$120.3	$9.1	$4.8	$(244.3)	$—	$(244.3)

	Twelve Months Ended December 31, 2021

Concerts	$(618.5)	$116.0	$(1.2)	$243.4	$—	$39.0	$(221.3)	$1.5	$(219.8)
Ticketing	170.3	33.8	(0.1)	133.2	81.6	1.7	420.5	1.2	421.7
Sponsorship & Advertising	202.2	12.1	—	27.9	—	—	242.2	(1.8)	240.4
Other & Eliminations	0.2	(0.1)	0.1	0.2	(7.2)	(0.1)	(6.9)	—	(6.9)
Corporate	(172.1)	47.5	—	11.6	—	2.4	(110.6)	—	(110.6)
Total Live Nation	$(417.9)	$209.3	$(1.2)	$416.3	$74.4	$43.0	$323.9	$0.9	$324.8

	Twelve Months Ended December 31, 2020

Concerts	$(959.0)	$68.8	$0.5	$266.3	$—	$(15.4)	$(638.8)	$—	$(638.8)
Ticketing	(612.0)	13.4	—	169.9	54.7	(0.6)	(374.6)	—	(374.6)
Sponsorship & Advertising	44.9	6.4	—	30.6	—	—	81.9	—	81.9
Other & Eliminations	(13.5)	—	—	6.7	(6.7)	—	(13.5)	—	(13.5)
Corporate	(113.6)	28.3	—	11.5	—	2.9	(70.9)	—	(70.9)
Total Live Nation	$(1,653.2)	$116.9	$0.5	$485.0	$48.0	$(13.1)	$(1,015.9)	$—	$(1,015.9)

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2021	December 31, 2020
	(in thousands, except share data)
ASSETS
Current assets
Cash and cash equivalents	$4,884,729	$2,537,787
Accounts receivable, less allowance of $50,491 and $72,904, respectively	1,066,573	486,734
Prepaid expenses	654,894	577,130
Restricted cash	3,063	8,652
Other current assets	74,834	39,465
Total current assets	6,684,093	3,649,768
Property, plant and equipment, net	1,091,929	1,101,414
Operating lease assets	1,538,911	1,424,223
Intangible assets
Definite-lived intangible assets, net	1,026,338	855,600
Indefinite-lived intangible assets	369,028	369,058
Goodwill	2,590,869	2,129,203
Long-term advances	552,697	668,756
Other long-term assets	548,453	391,281
Total assets	$14,402,318	$10,589,303
LIABILITIES AND EQUITY
Current liabilities
Accounts payable, client accounts	$1,532,345	$744,096
Accounts payable	110,623	86,356
Accrued expenses	1,645,906	894,149
Deferred revenue	2,774,792	1,839,323
Current portion of long-term debt, net	585,254	53,415
Current portion of operating lease liabilities	123,715	107,147
Other current liabilities	83,087	72,083
Total current liabilities	6,855,722	3,796,569
Long-term debt, net	5,145,484	4,855,096
Long-term operating lease liabilities	1,606,064	1,445,674
Other long-term liabilities	431,581	353,267
Commitments and contingent liabilities
Redeemable noncontrolling interests	551,921	272,449
Stockholders' equity
Preferred stock—Series A Junior Participating, $0.01 par value; 20,000,000 shares authorized; no shares issued and outstanding	—	—
Preferred stock, $0.01 par value; 30,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 450,000,000 shares authorized; 225,082,603 and 218,423,061 shares issued and 224,674,579 and 218,015,037 shares outstanding in 2021 and 2020, respectively	2,220	2,145
Additional paid-in capital	2,897,695	2,386,790
Accumulated deficit	(3,327,737)	(2,676,833)
Cost of shares held in treasury	(6,865)	(6,865)
Accumulated other comprehensive loss	(147,964)	(177,009)
Total Live Nation stockholders' equity	(582,651)	(471,772)
Noncontrolling interests	394,197	338,020
Total equity	(188,454)	(133,752)
Total liabilities and equity	$14,402,318	$10,589,303

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2021	2020	2019
	(in thousands, except share and per share data)
Revenue	$6,268,447	$1,861,178	$11,547,969
Operating expenses:
Direct operating expenses	4,355,989	1,402,400	8,467,182
Selling, general and administrative expenses	1,754,822	1,524,342	2,145,486
Depreciation and amortization	416,277	485,025	443,991
Loss (gain) on disposal of operating assets	(1,211)	503	(2,373)
Corporate expenses	160,428	102,100	168,839
Operating income (loss)	(417,858)	(1,653,192)	324,844
Interest expense	282,440	226,832	157,521
Interest income	(6,625)	(11,737)	(14,406)
Equity in losses (earnings) of nonconsolidated affiliates	(2,520)	5,458	(5,457)
Loss (gain) from sale of investments in nonconsolidated affiliates	(83,578)	1,727	(1,119)
Other expense (income), net	3,692	(18,807)	3,201
Income (loss) before income taxes	(611,267)	(1,856,665)	185,104
Income tax expense (benefit)	(2,481)	(28,875)	66,892
Net income (loss)	(608,786)	(1,827,790)	118,212
Net income (loss) attributable to noncontrolling interests	42,118	(103,255)	48,323
Net income (loss) attributable to common stockholders of Live Nation	$(650,904)	$(1,724,535)	$69,889

Basic and diluted net loss per common share available to common stockholders of Live Nation	$(3.09)	$(8.12)	$(0.02)

Weighted average common shares outstanding:
Basic and diluted	217,190,862	212,270,944	210,082,696

Reconciliation to net loss available to common stockholders of Live Nation:
Net income (loss) attributable to common stockholders of Live Nation	$(650,904)	$(1,724,535)	$69,889
Accretion of redeemable noncontrolling interests	(19,771)	1,180	(74,771)
Basic and diluted net loss available to common stockholders of Live Nation	$(670,675)	$(1,723,355)	$(4,882)

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2021	2020	2019
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(608,786)	$(1,827,790)	$118,212
Reconciling items:
Depreciation	222,840	245,713	220,459
Amortization	193,437	239,312	223,532
Amortization of non-recoupable ticketing contract advances	74,406	47,971	80,302
Deferred income tax benefit	(9,639)	(37,877)	(465)
Amortization of debt issuance costs and discounts	37,260	32,774	24,116
Provision for uncollectible accounts receivable	(17,826)	43,076	27,926
Non-cash compensation expense	209,337	116,889	48,785
Unrealized changes in fair value of contingent consideration	(6,732)	(24,448)	6,698
Equity in losses (earnings) of nonconsolidated affiliates, net of distributions	11,189	18,280	14,152
Loss (gain) on sale of investments in nonconsolidated affiliates	(83,578)	1,727	(1,119)
Other, net	(15,333)	(18,472)	(4,908)
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Decrease (increase) in accounts receivable	(485,211)	490,588	(159,792)
Decrease (increase) in prepaid expenses and other assets	95,533	141,631	(170,486)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	1,315,722	(1,379,461)	(45,920)
Increase in deferred revenue	847,949	826,699	88,291
Net cash provided by (used in) operating activities	1,780,568	(1,083,388)	469,783
CASH FLOWS FROM INVESTING ACTIVITIES
Advances of notes receivable	(28,899)	(56,957)	(50,035)
Collections of notes receivable	23,835	80,963	13,216
Investments made in nonconsolidated affiliates	(110,589)	(11,242)	(57,280)
Purchases of property, plant and equipment	(152,734)	(213,746)	(323,566)
Cash paid for acquisitions, net of cash acquired	(384,251)	(41,083)	(235,071)
Purchases of intangible assets	(7,100)	(8,863)	(42,261)
Proceeds from sale of investments in nonconsolidated affiliates	90,432	19,003	1,455
Other, net	2,344	7,863	2,542
Net cash used in investing activities	(566,962)	(224,062)	(691,000)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt, net of debt issuance costs	903,827	1,607,365	937,400
Payments on long-term debt	(109,705)	(30,987)	(437,267)
Contributions from noncontrolling interests	22,026	5,418	14,285
Distributions to noncontrolling interests	(52,368)	(41,624)	(107,476)
Purchases and sales of noncontrolling interests, net	(9,638)	(106,242)	(50,267)
Proceeds from sale of common stock, net of issuance costs	449,630	—	—
Proceeds from exercise of stock options	30,618	30,647	14,104
Taxes paid for net share settlement of equity awards	(45,845)	(47,539)	(15,353)
Payments for deferred and contingent consideration	(17,319)	(66,992)	(26,537)
Other, net	106	36	—
Net cash provided by financing activities	1,171,332	1,350,082	328,889
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(43,585)	29,565	(11,633)
Net increase in cash, cash equivalents, and restricted cash	2,341,353	72,197	96,039
Cash, cash equivalents and restricted cash at beginning of period	2,546,439	2,474,242	2,378,203
Cash, cash equivalents and restricted cash at end of period	$4,887,792	$2,546,439	$2,474,242